Exhibit 99.1

NEWS RELEASE	CONTACT:	Scott B. Flaherty
Chief Financial Officer
(415) 408-4700

Willis Lease Finance Corporation Reports

50% Growth in Annual Pre-Tax Profit to $36.0 Million

NOVATO, CA —March 13, 2018 — Willis Lease Finance Corporation (NASDAQ: WLFC) today reported 50.4% growth in annual pretax income to $36.0 million, from $23.9 million in 2016, and recorded total revenues of $274.8 million. The Company’s 2017 pretax results were driven by solid revenue growth in the core leasing business and a significant increase in spare parts and equipment sales. Aggregate lease rent and maintenance reserve revenues of $210.6 million were driven by a 90% average utilization of a lease portfolio that grew 18.1% to $1.34 billion at year-end. Spare parts and equipment sales grew 189% on a year over year basis. Net income attributable to common shareholders grew 338% to $60.3 million for the year or to $9.69 of diluted weighted average earnings per common share. The positive tax effects of the Tax Cuts and Jobs Act of 2017 contributed $43.6 million to our 2017 after tax income.

“2017 was our most profitable year on a pre-tax basis since 2008, with record revenues” said Charles F. Willis, Chairman and CEO. “Utilization of our lease portfolio remains high due in part to robust maintenance activity on engine types we support, including some older engine types many thought would have been retired long ago. Last year was also important for us from a capital perspective as we were successful in closing our WEST III asset backed securitization and a second round of preferred equity.”

“As we have said before, we believe our Platform differentiates us and our varied business areas delivered for our customers and, consequently, for us in 2017,” said Brian R. Hole, President. “In addition to our core leasing business, our trading, asset management and spare parts businesses performed well and continue to become more useful for our customers. We will continue to actively manage and grow our leasing portfolio and find new ways to create value for our growing customer base.”

2017 Highlights (at or for the periods ended December 31, 2017 as compared to December 31, 2016):

•                  Total revenue grew 32.6% to $274.8 million in 2017, from $207.3 million in 2016.

•                  Average utilization for the year was 90%, in line with 2016 performance.

•                  Lease rent and maintenance reserve revenues grew 8.7% and 40.5% respectively. The $23.1 million increase in maintenance reserve revenues for 2017 was partially offset by a $15.4 million increase in non-cash write-down of equipment expense.

•                  The equipment portfolio grew 18.1% to $1.343 billion, from $1.137 billion in 2016, net of asset sales and depreciation expense.

•                  The Company purchased $345 million of equipment in 2017, compared to $149 million in 2016.  In the fourth quarter of 2017, the Company purchased one aircraft and fourteen engines for $169 million.

•                  Tangible book value per diluted weighted average common shares outstanding increased 42.4% to $41.63 at December 31, 2017, compared to $29.23 a year ago.

•                  The Company maintained $399 million of undrawn revolver capacity at December 31, 2017.

•                  The book value of lease assets, either owned directly or through our joint ventures, was $1.6 billion at the end of 2017.

•                  A total of 155,312 shares of common stock were repurchased in 2017 under the Company’s five-year repurchase plan for $3.5 million.

•                  The Company issued 1,500,000 shares of 6.5% Series A-2 Preferred Stock, $0.01 par value per share at a purchase price of $20.00 per share in September 2017.

•                  The Company closed a $336 million asset-backed securitization, Willis Engine Structured Trust III (WEST III) on August 4, 2017. The Notes are secured by a portfolio of 56 engines.

Balance Sheet

As of December 31, 2017, the Company had a total lease portfolio consisting of 225 engines and related equipment, 16 aircraft and 7 other leased parts and equipment with a net book value of $1.343 billion.  As of December 31, 2016, the Company had a total lease portfolio consisting of 208 engines and related equipment, 11 aircraft and 5 other leased parts and equipment, with a net book value of $1.137 billion.

Willis Lease Finance Corporation

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services supported by cutting edge technology through its subsidiary Willis Asset Management, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,		%	December 31,		%
	2017	2016	Change	2017	2016	Change
REVENUE
Lease rent revenue	$35,324	$31,168	13.3%	$130,369	$119,895	8.7%
Maintenance reserve revenue	15,977	11,529	38.6%	80,189	57,091	40.5%
Spare parts and equipment sales	10,150	7,318	38.7%	51,423	17,783	189.2%
Gain on sale of leased equipment	245	52	371.2%	4,929	3,482	41.6%
Other revenue	1,493	5,409	(72.4)%	7,930	9,023	(12.1)%
Total revenue	63,189	55,476	13.9%	274,840	207,274	32.6%

EXPENSES
Depreciation and amortization expense	17,238	17,045	1.1%	66,023	66,280	(0.4)%
Cost of spare parts and equipment sales (1)	11,302	5,508	105.2%	40,848	13,293	207.3%
Write-down of equipment (1)	2,687	3,590	(25.2)%	24,930	9,514	162.0%
General and administrative	15,164	13,086	15.9%	55,737	47,780	16.7%
Technical expense	2,384	2,080	14.6%	9,729	6,993	39.1%
Net finance costs
Interest expense	12,322	10,509	17.3%	48,720	41,144	18.4%
Loss on extinguishment of debt	—	—	0.0%	—	137	(100.0)%
Total net finance costs	12,322	10,509	17.3%	48,720	41,281	18.0%
Total expenses	61,097	51,818	17.9%	245,987	185,141	32.9%

Earnings from operations	2,092	3,658	(42.8)%	28,853	22,133	30.4%
Earnings from joint ventures	1,103	939	17.5%	7,158	1,813	294.8%
Income before income taxes	3,195	4,597	(30.5)%	36,011	23,946	50.4%
Income tax (benefit) expense	(39,515)	1,890	(2190.7)%	(26,147)	9,877	(364.7)%
Net income	$42,710	$2,707	1477.8%	$62,158	$14,069	341.8%
Preferred stock dividends	825	281	193.6%	1,813	281	545.2%
Accretion of preferred stock issuance costs	21	8	162.5%	46	8	475.0%
Net income attributable to common shareholders	$41,864	$2,418	1631.3%	$60,299	$13,780	337.6%

Basic weighted average earnings per common share	$6.87	$0.39		$9.93	$2.10
Diluted weighted average earnings per common share	$6.75	$0.39		$9.69	$2.05

Basic weighted average common shares outstanding	6,090	6,149		6,074	6,570
Diluted weighted average common shares outstanding	6,201	6,275		6,220	6,714

(1)         The amounts herein include reclassifications of scrap inventory write-offs and lower of cost or market write-downs that were previously presented within Write-down of equipment to the Costs of spare parts and equipment sales expense line item. Both the three-month period and year ended December 31, 2017 were impacted by a $2.6 million reclassification related to the nine months ended September 30, 2017, reflected as an increase to Cost of spare parts and equipment sales and a decrease to Write-down of equipment. These reclassifications had no impact to the information presented in prior year financial statements.

Unaudited Consolidated Balance Sheets

(In thousands, except per share data)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$7,052	$10,076
Restricted cash	40,272	22,298
Equipment held for operating lease, less accumulated depreciation	1,342,571	1,136,603
Maintenance rights	14,763	17,670
Equipment held for sale	34,172	30,710
Operating lease related receivables, net of allowances	18,848	16,484
Spare parts inventory	16,379	25,443
Investments	50,641	45,406
Property, equipment & furnishings, less accumulated depreciation	26,074	16,802
Intangible assets, net	1,727	2,182
Other assets	50,932	14,213
Total assets	$1,603,431	$1,337,887

LIABILITIES, REDEEMBABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$22,072	$17,792
Deferred income taxes	78,280	104,978
Debt obligations	1,085,405	900,255
Maintenance reserves	75,889	71,602
Security deposits	25,302	21,417
Unearned revenue	8,102	5,823
Total liabilities	1,295,050	1,121,867

Redeemable preferred stock ($0.01 par value)	$49,471	$19,760

Shareholders’ equity:
Common stock ($0.01 par value)	64	64
Paid-in capital in excess of par	2,319	2,512
Retained earnings	256,301	194,729
Accumulated other comprehensive income (loss), net of tax	226	(1,045)
Total shareholders’ equity	258,910	196,260
Total liabilities, redeemable preferred stock and shareholders’ equity	$1,603,431	$1,337,887

Note:  Transmitted on GlobeNewsWire on March 13, 2018, at 5:00 am PT